Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR BORROWER (AS DEFINED BELOW) RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

AMENDED AND RESTATED CONVERTIBLE SECURED CREDIT NOTE

 (Original Issue Discount)

Not to Exceed the Principal Sum of $1,000,000.00	September 9, 2024

FOR VALUE RECEIVED, Pineapple Energy, Inc., a corporation having an office located at 10900 Red Circle Drive, Minnetonka, Minnesota 55343 and its successors and assigns (the “Borrower”), promises to pay to the order of Conduit Capital U.S. Holdings LLC, a Delaware limited liability company having an office located at 1451 Fort Cassin Road, Ferrisburg, Vermont 05456 (“Lender”) or at such other place as the holder hereof may from time to time designate in writing, in federal funds immediately available in New York, all Loans (defined herein) made by Lender to Borrower hereunder in an amount not to exceed the aggregate principal sum of One Million ($1,000,000.00) Dollars as indicated on the Grid Schedule attached hereto as Annex 1, as same shall be amended from time to time subsequent to the date hereof, in accordance with the Credit Agreement (defined herein). This Amended and Restated Convertible Secured Credit Note (this “Note”) amends and restates, in its entirety, that certain Secured Credit Note by Borrower in favor of Lender dated July 24, 2024 in the principal sum (the “Principal Sum”) of $1,000,000.00 United States Dollars (the “Original Note”).

This Note, as amended hereby, is the Secured Credit Note referred to in that certain Secured Credit Agreement dated July 24, 2024 between Borrower and Lender (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”). This Note is secured by that certain Security Agreement dated July 24, 2024 between the Borrower and Lender (the “Security Agreement”). This Note is subject to the terms and provisions of that certain Subordination Agreement of even date herewith among Borrower, Lender, Decathlon Specialty Finance, LLC, MBB Energy, LLC, and Hercules Capital, Inc. Certain capitalized terms used in this Note which are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

EXECUTION VERSION	1

1.         Loans.

a.         Initial Loan. Lender made an initial loan (the “Initial Loan”) to Borrower in the principal sum of Five Hundred Thousand ($500,000.00) Dollars to Borrower on July 24, 2024, on the terms and conditions set forth herein (the “Initial Loan”) and in accordance with the Credit Agreement, Lender advanced the Initial Loan to Borrower in an amount equal to such principal sum minus the Original Issue Discount.

b.         Discretionary Advances. Commencing on the date of this Note and terminating on July 23, 2025 (the “Termination Date”), Lender shall have the right, without commitment or obligation, to make one or more loans (each a “Loan” and collectively with the Initial Loan, the “Loans”) to Borrower from time to time upon Borrower’s written request as set forth in the Credit Agreement; provided that no Loan shall be made if, after giving effect to such Loan, the aggregate of all outstanding Loans would exceed the principal sum of One Million ($1,000,000.00) Dollars. Lender shall advance any Loan to Borrower in an amount equal to the principal sum of such Loan minus the Original Issue Discount. Lender is authorized to record the date, amount of each Loan, and the date and amount of each payment or prepayment of principal of each Loan by the Borrower in Lender’s records and/or on the Grid Schedule as set forth in the Credit Agreement. The Grid Schedule and the books and records of Lender shall constitute presumptive evidence of the information so recorded, absent manifest error.

c.         First Discretionary Principal Advance. As of the date of this Note, Borrower has requested in writing that Lender loan and advance the principal sum of One Hundred Twenty Thousand ($120,000.00) Dollars (the “First Discretionary Principal Advance”) to Borrower in accordance with Section 1.b. Lender has agreed to loan and advance such funds, minus the Original Issue Discount, to Borrower on the terms and conditions set forth herein. For the avoidance of doubt and giving effect to the First Discretionary Principal Advance, the aggregate principal sum of Six Hundred Twenty Thousand ($620,000.00) Dollars is currently outstanding as of the date of this Note.

d.         Original Issue Discount. Notwithstanding any such deduction of the Original Issue Discount, Borrower is and shall remain liable to pay (a) the full principal amount of all Loans, inclusive of the Original Issue Discount and without giving effect to such deduction, and (b) interest, which shall accrue on the outstanding principal amount of such Loans, inclusive of the Original Issue Discount and without giving effect to such deduction from and after the Maturity Date. All calculations of interest and fees in respect of the Loans shall be calculated on the basis of their full stated principal sum. For the avoidance of doubt, the Original Issue Discount is and shall be deemed to be a part of the aggregate outstanding principal sum due under this Note.

2.         Interest Rate. Each Loan shall bear interest on the unpaid principal amount thereof (without deduction for the Ordinary Issue Discount) at an interest rate equal to Twenty Percent (20.0%) per annum; provided that payment in full of the Repayment Amount, inclusive of the Original Issue Discount, on the Maturity Date satisfies the interest accrual on the Loan from initial issuance to the Maturity Date. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loans hereunder shall bear interest payable on demand at a rate of interest of five (5.0%) percent per annum in excess of the interest rate otherwise then in effect or, if less, the maximum lawful rate of interest. Interest on each Loan shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed.

EXECUTION VERSION	2

3.         Maturity. On the Maturity Date, the entire outstanding Repayment Amount (including the Original Issue Discount) shall be due and payable in full without any notice or demand whatsoever being required.

4.         Application of Payments. All payments received by Lender hereunder shall be applied first, to interest in accordance with the Credit Agreement, second, to the unpaid principal amount of all Loans then outstanding (including the Original Issue Discount), and third, to the payment of any fees, costs, expenses or charges then payable by Borrower to Lender hereunder, under the Credit Agreement or under any other document executed and delivered by Borrower to Lender or the holder hereof (or to either of their respective successors, assigns or Affiliates.

5.         Event of Default. Upon the occurrence of an Event of Default, Lender shall have the unconditional right, but not the obligation, to accelerate and declare this Note to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

6.         Usury Savings Clause. Notwithstanding anything in to the contrary stated in this Note or the Credit Agreement, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to Lender limiting the rates of interest that may be charged or collected by Lender. If the provisions of this Note or the Credit Agreement would at any time otherwise require payment by the Borrower to Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments shall be reduced to the extent necessary so that Lender shall not receive interest in excess of such maximum amount.

7.         Time of the essence. Time is of the essence as to all dates set forth herein; provided, however that whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computations of payment of interest. “Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks are required or permitted to close in the State of New York.

EXECUTION VERSION	3

8.         Borrower’s Absolute Obligation. No provision of this Note or the Credit Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest due with respect to this Note at the place, at the respective times, and in the currency herein prescribed.

9.         Conversion of this Note.

a.         Conversion Shares. Lender shall have the right, but not the obligation, at any time and from time-to-time so long as not less than an amount equal to the First Discretionary Principal Advance remains unpaid under this Note, to convert all or any portion of the outstanding First Discretionary Principal Advance and all accrued but unpaid interest thereon into a number of shares (the “Conversion Shares”) of the Borrower’s common stock (the “Common Stock”), calculated as the total dollar amount to be converted divided by $0.45 (the “Conversion Price”).

i.          For the avoidance of doubt, the First Discretionary Principal Advance is the sole portion of the Principal Sum that is subject to conversion herein.

ii.         In the event that Lender wishes to exercise the conversion rights set forth in this Section 9(a), the Lender shall give the Borrower written notice (the “Conversion Notice”) of such conversion, which notice shall be effective on the date of such Conversion Notice, if such Conversion Notice is received by the Borrower not later than 4:00 p.m. Eastern Time on such date or, if such Conversion Notice is received by the Borrower after 4:00 p.m. Eastern Time on such date, then on the next succeeding Business Day. The date on which such Conversion Notice is deemed to be effective is hereinafter referred to as the “Conversion Date.”

b.         Transfer Agent. Not later than two (2) Business Days after any Conversion Date, the Borrower will cause the transfer agent for the Common Stock to deliver to the Lender, a book-entry receipt evidencing the issuance of the Conversion Shares to the Lender and containing a restrictive legend similar in tone and tenor to the legend on the first page of this Note.

c.         No Fractional Shares. Upon any conversion hereunder, the Borrower shall not issue fractions of any Conversion Shares, and the aggregate number of Conversion Shares shall be rounded up or down to the nearest whole number.

d.         Annotation of Note. Not later than three (3) Business Days following the Conversion Date, the Borrower shall prepare and the Lender shall acknowledge an annotated version of the Note and the Grid Schedule hereto reflecting the conversion and corresponding reduction of the Principal Amount outstanding under this Note.

EXECUTION VERSION	4

e.         Adjustments.

i.          If, at any time while any portion of this Note remains outstanding, Borrower effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on Common Stock consisting of shares of Common Stock, the Conversion Price shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if Borrower effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Borrower issues shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if Borrower effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which Borrower issues shares after the record date of such reverse split, the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if Borrower declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which Borrower issues shares after the record date of such dividend, the Conversion Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

ii.         In case of any capital reorganization or of any reclassification of the capital of Borrower or in case of the consolidation or merger of Borrower with or into any other company or of the sale of all or substantially all of the assets of Borrower, this Note shall, after such capital reorganization, reclassification of capital, consolidation, merger or sale (“Equity Transaction”), confer the right to convert into that number of shares or other securities or property of the Borrower or of the entity resulting from such Equity Transaction or to which such sale shall be made, as the case may be, to which the holder of the shares deliverable at the time of such Equity Transaction would have been entitled as a result of such Equity Transaction had the Note been converted immediately prior thereto, and in any such case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Lender to the end that the provisions set forth herein shall thereafter correspondingly be made applicable as nearly as may reasonable be expected in relation to any shares or other securities or property thereafter deliverable. The subdivision or consolidation of the shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Borrower for the purposes of this Section 9.

f.          Covenants regarding Common Stock. Borrower covenants and agrees that it shall at all times reserve and keep available out of its authorized Common Stock solely for the purpose of issuing the Conversion Shares as provided in this Note, such number of shares of Common Stock as shall then be issuable upon conversion of this Note as herein provided. In the event Borrower does not have a sufficient number of shares of authorized Common Stock available for the issuance of any or all of the Conversion Shares, Borrower covenants and agrees to take all steps necessary or desirable to effectuate the authorization of such Conversion Shares, including without limitation amending its charter documents to increase the number of authorized shares of Common Stock. Borrower covenants and agrees that all shares that may be issued upon conversion of this Note will, upon such issuance, be duly and validly issued, fully paid and non-assessable, free of all liens and charges, and not subject to any preemptive rights.

EXECUTION VERSION	5

10.       Piggyback Registration Rights.

a.         Generally. If Borrower determines to register any of its securities, other than a registration relating solely to employee benefit plans or a registration relating solely to a corporate reorganization or other transaction on Form S-4, S-8 or similar forms that may be promulgated in the future, then Borrower shall:

i.          promptly give written notice thereof to Lender on a date (the “Notice Date”) that is at least ten (10) days before filing any such registration statement; and

ii.         use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 3.2(b), and in any underwriting involved therein, all the Conversion Shares specified in a written request made by Lender and received by Borrower within five (5) days after the Notice Date. Such written request may specify all or a part of Lender’s Conversion Shares. If Lender decides not to include all of its Conversion Shares in such registration statement, then Lender shall continue to have the right to include any Conversion Shares held by it any subsequent registration statement or registration statements as may be filed by Borrower with respect to offerings of Borrower’s securities upon the terms and conditions set forth herein.

b.         Underwriting.

i.          If the registration for which Borrower gives notice is for a registered public offering involving an underwriting, then Borrower shall so advise Lender as a part of the written notice given pursuant to Section 3.2(a)(i). In such event, the right of Lender to registration pursuant to this Section 3.2 shall be conditioned upon Lender’s participation in such underwriting and the inclusion of the Conversion Shares in the underwriting to the extent provided herein. Lender shall enter into a written underwriting agreement in customary form with Borrower and the representative of the underwriter or underwriters selected by Borrower.

ii.         Notwithstanding any other provision of this Section 3.2, if the underwriters’ representative advises Borrower in good faith and in writing (which notice Borrower, in turn, shall promptly provide to Lender) that marketing factors require a limitation on the number of shares to be underwritten, then the representative may (subject to the limitations set forth below) exclude any or all Conversion Shares from, or limit the number of Conversion Shares to be included in, the registration and underwriting. If Lender does not agree to the terms of any such underwriting, then Lender shall be excluded from the underwriting by written notice from Borrower or the underwriter. Any Conversion Shares excluded or withdrawn from such underwriting in accordance with the terms hereof shall be withdrawn from such registration.

EXECUTION VERSION	6

c.         Right to Terminate Registration. Borrower shall have the right to terminate or withdraw any registration it has initiated, to which this Section 3.2 is applicable, prior to the effectiveness of such registration, whether or not Lender elected to include its Conversion Shares in such registration.

d.         Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 3.2 shall be borne by Borrower. All registration fees, underwriting discounts and selling commissions relating to Conversion Shares so registered shall be borne by Lender.

e.         Change of Control. In the event of a change of control of the Borrower during the term hereof, the Lender (a) shall have the right to convert and sell any Conversion Shares alongside any such transaction and (b) for any portion of the Note not converted the outstanding balance of this Note shall be immediately payable and the Borrower shall repay in full any amounts due or outstanding under this Note.

11.       Prepayment. Borrower shall prepay the Loans prior to Maturity in accordance with the Credit Agreement.

12.       Waivers. The Borrower and all endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

EXECUTION VERSION	7

13.       Governing Laws. This Agreement and the performance hereunder will be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of laws or statutes. The parties agree that the sole and exclusive jurisdiction and venue for any litigation arising from or relating to this Agreement or the subject matter hereof will be a federal or state court located in Suffolk County in the State of New York. Each party knowingly and voluntarily submits to personal jurisdiction over it in New York and to the exercise of jurisdiction over it by such court. Borrower knowingly and voluntarily waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of such federal or state courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Note may not be litigated in or by such federal or state courts. BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING, AT LAW OR IN EQUITY, DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

[signature page follows]

EXECUTION VERSION	8

[signature page to Amended Secured Convertible Credit Note]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

PINEAPPLE ENERGY, INC.

By:	James R. Brennan
Name: James R. Brennan
Title: Chief Operating Officer

EXECUTION VERSION	9

ANNEX 1

Grid Schedule to Revolving Credit Note

between Pineapple Energy, Inc. and Conduit Capital U.S. Holdings LLC

Date of Loan Disbursement	Principal Amount of Loan	Amount of Principal Repaid	Notation Made by
July 24, 2024	$500,000.00	-0-	JRB
September 9, 2024	$120,000.00	-0-	JRB